UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 2, 2007

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2007, Kuhlman Company, Inc. (the “Company”), together with SK2, Inc., the Company’s wholly owned operating subsidiary, entered into a Second Amended Forbearance Agreement and Loan Amendment with Venture Bank (the “Second Amended Forbearance”) effective as of February 27, 2007. The Second Amended Forbearance amends a January 17, 2007 Forbearance Agreement and Loan Agreement, as amended (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, Venture Bank agreed to forbear, until February 26, 2007, from exercising its rights and remedies under that certain Business Loan Agreement dated February 17, 2006 (the “Loan Agreement”), and reduced the ability of SK2, Inc. to carry a balance under the Loan Agreement from $400,000 to $275,000 (or 45% of certain inventory items, if the aggregate value of such items is less than $275,000). Under the terms of the Second Amended Forbearance, Venture Bank extended its forbearance through March 10, 2007. In connection with the Second Amended Forbearance, the Company agreed to deposit approximately $8,200 with Venture Bank for fees and legal costs incurred after February 27, 2007.

Venture Bank’s forbearance under the Amended Forbearance is contingent on the continued existence, through March 10, 2007, of no defaults under the terms and conditions of the Amended Forbearance. Beginning on March 11, 2007, the promissory note that SK2, Inc. delivered to Venture Bank in connection with the Loan Agreement will be fully due and payable, and Venture Bank will have the right to immediately pursue any and all of its rights and remedies under the Loan Agreement and applicable law.

As of March 2, 2007, Venture Bank reported that SK2, Inc., as the principal borrower, owed the principal amount of $245,000 under the Loan Agreement. Such principal amount accrues interest at the per annum rate of five percent rate over an index as defined in the Loan Agreement. The Company is a guarantor of all amounts owed by SK2, Inc. under the Loan Agreement. Under the terms of the Amended Forbearance, the Company and SK2, Inc. stipulated to the existence of certain defaults under the Loan Agreement, including (i) failure to comply with certain covenants relating to equity value, (ii) the existence of a material adverse change in the financial condition of SK2, Inc., and (iii) the entry of certain judgments against SK2, Inc.

In connection with the Loan Agreement, SK, Inc. and the Company granted Venture Bank a security interest in substantially all of assets of SK2, Inc., pursuant to the terms of a Commercial Security Agreement dated February 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: March 8, 2007	By:	/s/ James Geiser
James Geiser, Acting Chief Financial Officer